CONFIDENTIAL Exhibit 4.8 [***] CERTAIN INFORMATION IN THIS EXHIBIT IDENTIFIED BY BRACKETS IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10) (IV) OF REGULATION S-K BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO FEDEX IF PUBLICLY DISCLOSED. AMENDMENT NO. 4 TO NETWORK INFRASTRUCTURE SERVICES AGREEMENT THIS AMENDMENT NO. 4 made the date of last signature by the Parties below. BETWEEN: TELUS COMMUNICATIONS INC., a corporation created under the Laws of the Province of British Columbia, having its registered office at 7th Floor, 510 West Georgia Street, Vancouver, British Columbia, V6B 0M3, (“TCI”) - and - TELUS COMMUNICATIONS (U.S.) INC., a corporation created under the Laws of the State of Delaware, having its registered office at 1209 Orange Street, Wilmington, DE 19801, (“TC U.S.”) - and - TELUS INTERNATIONAL (CDA) INC., a corporation incorporated under the Laws of the Province of British Columbia, having a place of business at 25 York Street, Toronto, Ontario, M5J 2V5, (“TI CDA”). - and - TELUS INTERNATIONAL HOLDING (U.S.A.) CORP., a corporation incorporated under the Laws of the State of Delaware, having its registered office at 2711 Centerville Road, Wilmington, DE 19808, (“TIHUS”) WHEREAS: A. TCI, TC U.S., TI CDA and TIHUS entered into a Network Infrastructure Services Agreement dated effective January 1, 2021 (TCI Contract No. 168116) (the “Agreement”); B. TCI, TC U.S., TI CDA and TIHUS entered into an (i) Amendment No. 1 to Network Infrastructure Services Agreement dated July 19, 2021, (ii) Amendment No. 2 to Network Infrastructure Services

2 Agreement dated December 6, 2022, and (iii) Amendment No. 3 to Network Infrastructure Services Agreement dated March 23, 2023; and C. TCI, TC U.S., TI CDA and TIHUS wish to further amend the Agreement in accordance with the terms and conditions of this Amendment No. 4 to Network Infrastructure Services Agreement (“Amendment No. 4”). NOW THEREFORE, THIS AGREEMENT WITNESSETH that in consideration of the covenants and agreements hereinafter set out, the Parties hereto agree as follows. 1. Where words and expressions which are defined in the Agreement are used herein, such words and expressions shall have the meaning ascribed to them in the Agreement unless otherwise specifically provided for herein. 2. Effective as and from the date of last signature by the Parties below, the Parties agree to amend the terms and conditions of the Agreement as follows: (a) Table “A” under Section B (Service Terms and Conditions: Business Long Distance Services) of Schedule A-2 – Service Schedule – Business Long Distance Services of the Agreement is deleted and replaced in its entirety with the following: [***] 3. Except as amended herein all of the terms and conditions of the Agreement remain in full force and effect for the term of the Agreement. In the event of any conflict or inconsistency between this Amendment No. 4 and the Agreement, the terms of this Amendment No. 3 shall govern. 4. This Amendment No. 4 shall be binding upon the Parties hereto and their respective successors and permitted assigns. 5. This Amendment No. 4 and its application and interpretation will be governed exclusively by the laws prevailing in the Province of British Columbia and the federal laws of Canada applicable therein. 6. This Amendment No. 4 may be executed in any number of counterparts, which may be exchanged by facsimile or other electronic means, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

3 IN WITNESS HEREOF, the Parties have caused this Amendment No. 4 Agreement to be executed by their duly authorized officers. TELUS COMMUNICATIONS INC. Per: /s/ Danny Trinca Name: Danny Trinca Title: Director, Sales-Partner Solutions Date: December 20, 2023 TELUS INTERNATIONAL (CDA) INC. Per: /s/ Martin Viljoen Name: Martin Viljoen Title: Vice President Date: December 20, 2023 TELUS INTERNATIONAL HOLDING (U.S.A.) CORP. Per: /s/ Martin Viljoen Name: Martin Viljoen Title: Vice President Date: December 20, 2023 TELUS COMMUNICATIONS (U.S.) INC. Per: /s/ Erin Emmott Name: Erin Emmott Title: President Date: December 20, 2023 TELUS INTERNATIONAL (CDA) INC. Per: /s/ Christopher Marko Name: Christopher Marko Title: Senior Manager, Global Procurement Date: December 20, 2023 TELUS INTERNATIONAL HOLDING (U.S.A.) CORP. Per: /s/ Christopher Marko Name: Christopher Marko Title: Senior Manager, Global Procurement Date: December 20, 2023